Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(i)
That is previously had filed a registration statement on Form F-6 (Registration No. 333-169920), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement (except for the ADS-to-Share ratio); and

(ii)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Mark Gherzo
Name: Mark Gherzo
Title: Vice President